UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
 FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2017

 CNX COAL RESOURCES LP
(Exact name of registrant as specified in its charter)

Delaware	001-37456	47-3445032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 CONSOL Energy Drive Canonsburg, Pennsylvania 15317 (Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code:
(724) 485-4000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

CNX Coal Resources LP (the “Partnership,” “we,” “us,” “our") issued a press release on January 30, 2017 announcing its 2016 fourth fiscal quarter results. A copy of the press release is attached to this Form 8-K as Exhibit 99.1.

Please refer to our website at www.cnxlp.com for additional information regarding the Partnership.

The information in Item 2.02 and 7.01 of this Current Report and the exhibit hereto are being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 2.02 and 7.01 of this Current Report and exhibit hereto shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On January 24, 2017, James E. Altmeyer, Sr. gave notice of his resignation from the Board of Directors (the “Board”) of CNX Coal Resources GP LLC, the general partner (the “General Partner”) of CNX Coal Resources LP, a publicly-traded Delaware limited partnership (the “Partnership”). Mr. Altmeyer’s resignation will be effective immediately following the filing of the Partnership’s Annual Report on Form 10-K, which is anticipated to be on or about February 8, 2017. Mr. Altmeyer was a member of the Audit Committee of the Board. Mr. Altmeyer resigned as his term of 18 months has expired, and his decision to resign was not due to any dispute or disagreement with the General Partner on any matter relating to the General Partner's or the Partnership’s operations, policies or practices.
.    (d) CONSOL Energy Inc., the sponsor of the Partnership and the holder of all of the membership interests in the General Partner, appointed Dan D. Sandman as a member of the Board, to be effective immediately following the filing of the Partnership’s Annual Report on Form 10-K, which is anticipated to be on or about February 8, 2017. There are no arrangements or understandings between Mr. Sandman and any other person pursuant to which he was elected as a director. Mr. Sandman also was appointed as a member of the Audit Committee of the Board, to be effective immediately following his appointment as a member of the Board.
The Board has determined that (i) Mr. Sandman is “independent” for purposes of Section 10A-3 of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and (ii) Mr. Sandman has no material relationship with the General Partner or the Partnership that would interfere with his independence from management of the General Partner and that he will otherwise be an “independent director” for purposes of Section 303A.02 of the New York Stock Exchange’s Listed Company Manual. The Board also determined that Mr. Sandman is “financially literate” for purposes of Section 303A.07 of the New York Stock Exchange’s Listed Company Manual. Mr. Sandman will receive an annual compensation package, which will initially consist of an annual cash retainer of $60,000 and an annual equity-based award granted under the Partnership’s long-term incentive plan having a value as of the grant date of approximately $60,000. Further, Mr. Sandman will be indemnified for his actions associated with being a director to the fullest extent permitted under Delaware law and will be reimbursed for all expenses incurred in attending to his duties as a director.
Item 7.01 Regulation FD

The response to Item 2.02 is incorporated herein by reference to this Item 7.01.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Press release of CNX Coal Resources LP dated January 30, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX COAL RESOURCES LP

By:     CNX Coal Resources GP, LLC, its general partner

By:    /s/ MARTHA A. WIEGAND
Martha A. Wiegand
General Counsel and Secretary

Dated: January 30, 2017

Exhibit Index

Exhibit No.    Description

Exhibit 99.1    Press release of CNX Coal Resources LP dated January 30, 2017